Exhibit 10.8

LEASE AMENDMENT #1

WINDSOR PERMIAN, LLC

FASKEN MIDLAND, LLC., (hereinafter called “Lessor”) and WINDSOR PERMIAN, LLC, (hereinafter called “Lessee”), for good and valuable consideration the receipt of which is hereby acknowledged, do hereby amend that certain Lease Agreement dated April 19, 2011 covering approximately 1,586 square feet of Net Rentable Area located on Level Twelve (12) of One Fasken Center at 500 West Texas Avenue, Midland, Texas 79701, also known as Suite 1210, under the following terms and conditions:

1.	LEASED PREMISES. Effective November 1, 2011, the provisions of paragraph 1.5 are hereby deleted and the following substituted in lieu thereof:

Approximately 3,075 square feet of Net Rentable Area in the Building as more fully diagrammed on the floor plans of such premises attached hereto and made a part hereof as “Exhibit B-l”, on the floor(s) indicated thereon, together with a common area percentage factor determined by Lessor (the “Leased Premises”). Said Leased Premises is comprised of approximately 1,586 square feet of Net Rentable Area in the Original Leased Premises together with approximately 1,489 square feet of Net Rentable Area (the “Suite 1220 Expansion Space”). Said demised space represents approximately 0.729% of the Total Net Rentable Area, such Total Net Rentable Area of the Building being approximately 421,546 square feet.

2.	RENT. The Base Rent for the Leased Premises shall be as follows:

PERIOD	ANNUAL RATE	ANNUAL BASE RENT	MONTHLY BASE RENT
11/1/11-5/31/12	$16.00	$49,200.00	$4,100.00
6/1/12-5/31/13	$16.75	$51,506.25	$4,292.19
6/1/13-5/31/14	$17.50	$53,812.50	$4,484.38
6/1/14-5/31/15	$18.25	$56,118.75	$4,676.56
6/1/15-5/31/16	$19.00	$58,425.00	$4,868.75

3.	SUBJECT TO VACATING. Lessor’s duty to tender possession of the Suite 1220 Expansion Space added to the Leased Premises hereunder is subject to the current tenant vacating Suite 1220; Provided, however, that if the current tenant does not vacate Suite 1220 within six (6) months from the proposed effective date hereof, Lessee shall have the right to terminate its obligation to lease Suite 1220 by delivery of written notification to Lessor.

4.	RATIFICATION. Lessor and Lessee do hereby ratify and affirm all of the terms, conditions and covenants of the Lease Agreement, as amended herein.

Witness the execution hereby this the 6th day of June, 2011 but to be effective November 1, 2011.

LESSOR		LESSEE

FASKEN MIDLAND, LLC		WINDSOR PERMIAN, LLC

By:	JB Fund 1, LLC, Manager	By:	/s/ Travis D. Stice
By:	Its Managers	Name:	Travis D. Stice
	North Waterfront Corporation	Title:	President & COO

By:	/s/ Thomas E. Cooper
Thomas E. Cooper
Vice President

JB Financials, Inc.

By:	/s/ Thomas E. Cooper
Thomas E. Cooper
Vice President

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